SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                        DIMENSIONAL VISIONS INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                        DIMENSIONAL VISIONS INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 15, 2002

TO ALL STOCKHOLDERS OF DIMENSIONAL VISIONS INCORPORATED:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dimensional Visions Incorporated, a Delaware corporation, will be held at the principal office of the Company, 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, on Friday, February 15, 2002 at 11:00 a.m., Arizona time, for the following purposes:

     1. To elect five Directors for a term of one year or until their successors are duly elected and qualified;

     2. To amend our Articles of Incorporation to change our corporate name to Dimensional Visions Interactive Corporation;

     3. To amend our Articles of Incorporation to increase the authorized shares of common stock to 500,000,000;

     4. To acquire new technology in exchange for the issuance of preferred stock;

     5. To effect a one-for-fifty reverse stock split (the "Reverse Split") of the Company's issued and outstanding Common Stock (the "Existing Common") ONLY IF Proposal #4 is authorized;

     6. To ratify the appointment of Kopple & Gottlieb, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2002; and

     7. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on January 8, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

John D. McPhilimy

Phoenix, Arizona
January 18, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                        DIMENSIONAL VISIONS INCORPORATED
                       2301 WEST DUNLAP AVENUE, SUITE 207
                             PHOENIX, ARIZONA 85021

                                 PROXY STATEMENT

                               GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Dimensional Visions Incorporated (the "Company") for the Annual Meeting of Stockholders of the Company to be held at the principal office of the Company, 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, on Friday, February 15, 2002, at 11:00 a.m., Arizona time. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted "for" the named nominees for election to the Company's Board of Directors, to amend our Articles of Incorporation to change our corporate name to Dimensional Visions Interactive Corporation, to amend our Articles of Incorporation to increase our authorized shares of common stock to 500,000,000; to acquire new technology in exchange for the issuance of preferred stock; to effect a one-for-fifty reverse stock split (the "Reverse Split") of the Company's issued and outstanding Common Stock (the "Existing Common") ONLY IF the technology acquisition is authorized; and "for" the ratification of Kopple & Gottlieb, LLP as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to stockholders on or about January 18, 2002.

Only holders of shares of Common Stock and holders of shares of Preferred Stock with voting rights of record at the close of business on January 8, 2002, will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. As of the close of business on January 8, 2002, the Company had outstanding 24,456,332 shares of Common Stock and 78,818 shares of Preferred Stock with voting rights (collectively, the "voting shares").

At the Annual Meeting, the holders of voting shares will be entitled, as a class, to elect five Directors ("Directors"). The vote of a plurality of the voting shares represented at the Annual Meeting is required for the election of the Directors. The vote of a majority of the voting shares represented at the Annual Meeting is required for all other proposals at the Annual Meeting.

Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, for a period of ten days prior to the Annual Meeting for examination by any stockholder.

Officers and Directors of the Company beneficially own approximately 12.67% of the outstanding shares of Common Stock. See "Security Ownership of Management and Principal Stockholders." Accordingly, approval of the aforesaid matters is not assured and your vote is required in order for the Company to take these actions. Please send in your completed proxy.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

Five Directors are to be elected for the ensuing year or until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which we do not expect, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted "for" the election of the following persons. The vote of a plurality of the voting shares represented at the Annual Meeting is required for the election of the Directors

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

NAME (AGE)               DIRECTOR SINCE   POSITION WITH THE COMPANY
----------               --------------   -------------------------
John D. McPhilimy (57)       1997         Chairman, Chief Executive Officer,
                                          President
Bruce D. Sandig (41)         1998         Senior Vice President, Director
Lisa R. McPhilimy (27)       2001         Secretary, Vice President, Controller,
                                          Director
Susan Perlow (50)            1998         Director Nominee
Molly A. Miles (49)          N/A          Director Nominee

MR. JOHN MCPHILIMY was appointed as a Director, President, and Chief Executive Officer of the Company in November 1997. In January 1998, he was appointed Chairman of the Board. From January 1995 until November 1997, Mr. McPhilimy served as President of Selah Information Systems, Inc., Mesa, Arizona, a company involved in information systems. From March 1992 to December 1995, Mr. McPhilimy served as President of Travel Teller, Inc. Mr. McPhilimy has over 30 years of executive and marketing experience in high-technology industries such as aerospace, air transportation, and electronic telecommunication networks with Bell Helicopter Textron, Aerospatiale, Executive Jet Aviation, Travel Teller Inc., Marketing Works, and Selah Information Systems. Over the last 15 years, he has been responsible for implementing marketing strategies of NetJets and Travel Teller, which created the new industries of "nationwide fractional ownership of business jets" and "electronic ticket delivery networks," respectively.

MR. BRUCE D. SANDIG was appointed as a Director of the Company in January 1998 and as Senior-Vice President of Creative Design and Production Engineering of the Company in November 1997 and provides overall development and integration of the DV3D(R)and AnimotionTM Multi-Dimensional Images systems. Mr. Sandig was a co-founder of InfoPak in 1992. Mr. Sandig has over 15 years experience in electro-mechanical and software engineering/design with such companies as Universal Propulsion Company, Kroy, Inc., Dial Manufacturing, and Softie, Inc., where he also created several proprietary software games for Nintendo.

MS. LISA R. MCPHILIMY, daughter-in-law of John D. McPhilimy, is Secretary, Vice President, and Controller and was appointed as a Director to fill the vacancy left by the resignation of Susan Perlow in 2001. Ms. McPhilimy provides overall integrated financial management and reporting for the Company. She is a Certified Public Accountant and a graduate of Ohio University. She has over five years experience in financial management and is responsible for the Securities and Exchange Commission reporting required as a publicly held company.

MS. SUSAN A. PERLOW has served as Director of the Company since January 1998. She resigned her position as a director for personal reasons in late 2001, but has agreed to return to the board if elected for 2002. Since January 1998 she has served as Managing Principal Consultant for Oracle, Inc. She served as Director of Business Processing from March 1995 to December 1997 for AmKor Electronics.

MS. MOLLY A. MILES is a nominee for Director. Ms. Miles is a seasoned entertainment executive with experience in business development, television production, program development, and marketing. As a member of the original programming and production team at HBO, she established initial comedy and music series, which were the basis for the growth of the network. As an executive at Universal Studios, Ms. Miles translated this expertise into comprehensive business planning involving marketing, promotions, publicity, advertising, park operations, and capital budgets. As the CEO of The Miss Universe Organization, she used her business acumen to redefine a dated, stagnant property into a profitable property relevant to today's world. As the CEO of MediaWebcast, Ms. Miles applied her combined experiences to create a start-up company that melded television production into the dot com world.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees on the Board of Directors.

The Board of Directors held three meetings in fiscal 2001. All Directors attended at least 75% of the meetings of the Board of Directors.

EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION.

All decisions regarding compensation for the Company's executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by or paid to the executive officers for the last three fiscal years. No officer of the Company earned more than $100,000 in the last three fiscal years.

                                      ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                            --------------------------------------   ------------------------------------
                                                                            Awards              Payouts
                                                                     ---------------------     ----------
                                                                                 Securities
                                                       Other        Restricted   Underlying
                                                       Annual          Stock      Options/       LTIP         All Other
                     Year   Salary($)   Bonus($)   Compensation($)   Awards($)     SARs(#)     Payouts($)   Compensation($)
                     ----   ---------   --------   ---------------   ---------     -------     ----------   ---------------
John D. McPhilimy,   2001    $93,000     $5,000          $0             $0        2,000,000        $0             $0
CEO, President       2000    $90,000     $    0          $0             $0              -0-        $0             $0
                     1999    $90,000     $    0          $0             $0              -0-        $0             $0


Bruce D. Sandig,     2001    $90,000     $7,500          $0             $0              -0-        $0             $0
Sr. Vice President   2000    $84,000     $    0          $0             $0              -0-        $0             $0
                     1999    $84,000     $    0          $0             $0              -0-        $0             $0

Lisa R. McPhilimy,   2001    $48,000     $    0          $0             $0              -0-        $0             $0
Secretary, Vice      2000    $40,000     $    0          $0             $0              -0-        $0             $0
President,           1999        N/A        N/A         N/A            N/A              N/A       N/A            N/A
Controller

                   OPTIONS/SAR GRANTS IN THE FISCAL YEAR 2001
                                INDIVIDUAL GRANTS

                                Number of      % of Total
                                Securities    Options/SARs
                                Underlying     Granted to
                               Option/SARs    Employees in    Exercise or Base    Expiration
      Name            Year     Granted (#)     Fiscal Year     Price ($/Share)       Date
      ----            ----     -----------     -----------     ---------------       ----
John D. McPhilimy     2001      2,000,000         40.8              .125            1/1/08

            AGGREGATED OPTIONS/SAR EXERCISES IN THE FISCAL YEAR 2001
                          AND FY-END OPTION/SAR VALUES

                                                             Number of
                                                             Securities
                                                             Underlying           Value of
                                                          Exercised Options/     Unexercised
                                  Shares                  SARs at FY-End (#)    In-the-Money
                               Acquired on     Value         Exercisable/       Options/SARs
      Name            Year     Exercise (#)   Realized      Unexercisable       at FY-End ($)
      ----            ----     ------------   --------      -------------       -------------
John D. McPhilimy     2001          --            0       2,385,000(E)/0(U)        $90,000

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company entered into an Employment Agreement with John D. McPhilimy, Chief Executive Officer and President, on November 1, 1997. Pursuant to that Agreement, Mr. McPhilimy received a salary of $90,000 per year; eligibility to participate in all employment benefit plans and arrangements relating to pensions, health and life insurance, and other similar employee benefit plans or arrangements; and reimbursement of expenses. The agreement renews by mutual written consent on the thirtieth month of its term for a two year period without further action by either party. The agreement may be terminated by the Company for cause.

The Company entered into an Employment Agreement with Bruce D. Sandig, Senior Vice-President of the Company, on November 1, 1997. Pursuant to that Agreement, Mr. Sandig received a salary of $84,000 per year; eligibility to participate in all employment benefit plans and arrangements relating to pensions, health and life insurance, and other similar employee benefit plans or arrangements; and reimbursement of expenses. The agreement may be terminated by the Company for cause.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth certain information regarding the shares of the Company's outstanding Common Stock beneficially owned as of January 8, 2002 by
(i) each of the Company's directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

Name and Address of                        Amount and Nature of       Percent
Beneficial Owners(1)                      Beneficial Ownership(2)   Ownership(2)
--------------------                      -----------------------   ------------
John D. McPhilimy                               1,297,000(3)            5.03
127 W. Fellars Drive
Phoenix, AZ 85023

Bruce D. Sandig                                 1,700,000(4)            6.50
5801 N. 14th Street
Phoenix, AZ 85014

Lisa R. McPhilimy                                 550,000(5)            2.19
2906 East Leland Street
Mesa, AZ 85213

All executive officers and
directors as a group (3 persons)                3,547,000              12.67

Roy D. Pringle                                  1,506,047(6)            5.80
4915 W. Marco Polo Road
Glendale, AZ 85308

Swartz Private Equity                           1,309,000(7)            5.08
300 Colonial Center Parkway, Ste 300
Roswell, GA 30076

Dale Riker                                      1,420,861(8)            5.60
10040 E. Happy Valley Road
Scottsdale, AZ 85255

Russell Ritchie                                   959,250(9)            3.77
4700 S. McClintock Dr, #120
Tempe, AZ 85282

Richard H. Walker                               2,930,000              11.98
Ascendiant Capital Group, Inc.
18881 Von Karman Avenue, 16th Floor
Irvine, CA 92612

Brad Wilhite                                    2,930,000              11.98
Ascendiant Capital Group, Inc.
18881 Von Karman Avenue, 16th Floor
Irvine, CA 92612

Mark Bergendahl                                 2,930,000              11.98
Ascendiant Capital Group, Inc.
18881 Von Karman Avenue, 16th Floor
Irvine, CA 92612

David W. Keaveney                               1,875,000               7.66
3550 N. Central Avenue S-1000
Phoenix, AZ 85012

Jason M. Genet                                  1,875,000               7.66
3550 N. Central Avenue S-1000
Phoenix, AZ 85012

(1) Each person named in the table has sole voting and investment power with respect to all Common Stock beneficially owned by him or her, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each of such persons may be reached through the Company at 2301 W. Dunlap Avenue, Suite 207, Phoenix, Arizona 85021.

(2) The percentages shown are calculated based upon the 24,456,332 shares of Common Stock outstanding on January 8, 2002. The numbers and percentages shown include the shares of Common Stock actually owned as of January 8, 2002 and the shares of Common Stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of January 8, 2002 upon the exercise of options and warrants, or the conversion of Preferred Stock, are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) Mr. McPhilimy has warrants to purchase 385,000 shares of Dimensional Visions' common stock at an exercise price of $.20 until October 28, 2003. He also has warrants to purchase 912,000 shares of common stock at an exercise price of $.125 until January 1, 2008.

(4) Mr. Sandig owns 10,000 shares of Dimensional Visions' common stock. Also included in the amount are common stock purchase warrants to purchase 230,000 shares of Dimensional Visions' common stock at an exercise price of $.20 until October 28, 2003 and warrants to purchase 460,000 shares of common stock at an exercise price of $.25 until January 27, 2005. He also has warrants to purchase 1,000,000 shares of common stock at an exercise price of $.125 until January 1, 2008.

(5) Ms. McPhilimy has warrants to purchase 18,334 shares of Dimensional Visions' common stock at an exercise price of $.20 until October 28, 2003 and warrants to purchase 31,666 shares of common stock at an exercise price of $.25 until January 27, 2005. She also has warrants to purchase 500,000 shares of common stock at an exercise price of $.125 until January 1, 2008.

(6) Mr. Pringle owns 6,047 shares of Dimensional Visions' common stock. Also included in the amount are common stock purchase warrants to purchase 210,000 shares of Dimensional Visions' common stock at an exercise price of $.20 until October 28, 2003 and warrants to purchase 290,000 shares of common stock at an exercise price of $.25 until January 27, 2005. He also has warrants to purchase 1,000,000 shares of common stock at an exercise price of $.125 until January 1, 2008.

(7) Swartz Private Equity has warrants to purchase 1,309,000 shares of common stock issuable upon the exercise of outstanding warrants which are currently exercisable, which represents approximately 5.08% of our issued and outstanding common stock. Exercise of these warrants is limited to the extent that Swartz may not exercise the warrants to the extent that such exercise would result in Swartz's beneficial ownership of more than 4.99% of our issued and outstanding common stock at any time.

(8) Mr. Riker owns 541,961 shares of Dimensional Visions' common stock. Also included in the amount are warrants to purchase 98,250 shares of the Dimensional Visions' stock at an exercise price of $.2656 until January 11, 2006, warrants to purchase 50,000 shares of common stock at an exercise price of $.20 until January 11, 2004, warrants to purchase 75,000 shares of common stock at an exercise price of $.1406 until January 31, 2004, warrants to purchase 37,500 shares of common stock at an exercise price of $.1406 until April 1, 2004, warrants to purchase 15,000 shares of common stock at an exercise price of $.2175 until April 15, 2004, warrants to purchase 15,000 shares of common stock at an exercise price of $.135 until June 6, 2004 and warrants to purchase 4,000 shares of common stock at an exercise price of $.1275 until July 1, 2004. He may also acquire up to 589,500 shares of common stock by the assumption of the debt associated with the Company's line of credit.

(9) Mr. Ritchie owns 19,650 shares of Dimensional Visions' common stock. Also included in the amount are warrants to purchase 50,000 shares of Dimensional Visions' common stock at an exercise price of $.10 until January 24, 2002, warrants to purchase 125,000 shares of common stock at an exercise price of $.2656 until January 11, 2006, warrants to purchase 50,000 shares of common stock at an exercise price of $.20 until January 11, 2004, warrants to purchase 75,000 shares of common stock at an exercise price of $.1406 until January 31, 2004, warrants to purchase 37,500 shares of common stock at an exercise price of $.1406 until April 1, 2004, warrants to purchase 15,000 shares of common stock at an exercise price of $.2175 until April 15, 2004, warrants to purchase 15,000 shares of common stock at an exercise price of $.135 until June 6, 2004 and warrants to purchase 4,000 shares of common stock at an exercise price of $.1275 until July 1, 2004. He may also acquire up to 589,500 shares of common stock by the assumption of the debt associated with the Company's line of credit.

CERTAIN TRANSACTIONS

On January 12, 2001, the Company issued 4,900,000 employee incentive warrants ("incentive warrants") to purchase shares of common stock of the Company at an exercise price of $0.125 over the next two fiscal years of the Company.

In June 2001, John D. McPhilimy, Chairman of the Board and Chief Executive Officer, was issued 2,000,000 incentive warrants. In October 2001, Mr. McPhilimy assigned 888,000 and 200,000 of his 2,000,000 incentive warrants to Group Baronet and Action Stocks, respectively, on behalf of the Company in lieu of cash payments owed to these two groups by the Company.

During fiscal 1999 and 2000, we obtained life insurance policies on certain of our officers and directors as follows:

Name                                             Amount of Life Insurance Policy
----                                             -------------------------------
John D. McPhilimy                                         $1,000,000
Bruce D. Sandig                                           $1,000,000

                     AMENDMENT OF ARTICLES OF INCORPORATION
     TO CHANGE CORPORATE NAME TO DIMENSIONAL VISIONS INTERACTIVE CORPORATION
                                  (PROPOSAL #2)

In addition to our core business of delivering our patented Lenticular InterActive Print technology, we plan on embarking on an acquisition strategy beginning this year in order to grow the company. Our objective is to create an acquisition holding company named Dimensional Visions InterActive Corporation ("DVIC"). This acquisition holding company will be the cornerstone for acquisitions of specific world-class companies who will provide accretive value to DVIC and its shareholders. We anticipate that acquisitions will be made in the InterActive Print, InterActive Entertainment and Integrated Creative Marketing categories. In order to reflect our new business strategy and expand the Company's horizons, we would like to change the name of the Company from Dimensional Visions Incorporated to Dimensional Visions Interactive Corporation. We believe this name change will facilitate our acquisition strategy.

If authorized by our shareholders, our Articles of Incorporation will be amended to change our corporate name to Dimensional Visions Interactive Corporation to more accurately reflect our new growth strategy to acquire complementary companies.

The vote of a majority of the voting shares represented at the Annual Meeting is required for the authorization of an amendment to our Articles of Incorporation to change our corporate name to Dimensional Visions Interactive Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO DIMENSIONAL VISIONS INTERACTIVE CORPORATION.

                     AMENDMENT OF ARTICLES OF INCORPORATION
        TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000
                                  (PROPOSAL #3)

     We currently have 100,000,000 shares of common stock authorized and 24,456,332 shares of common stock issued and outstanding. Additionally, 25,000,000 shares of the common stock are reserved for issuance to Swartz Private Equity ("Swartz") in the event we exercise any of our put options under the Swartz financing agreement. Another 13,084,061 shares of the common stock are reserved for issuance upon exercise of warrants and options and conversion of debt and preferred stock. Therefore, a total of 62,540,393 shares of common stock are issued and outstanding or reserved. We anticipate that the acquisition strategy described above will require the issuance of additional shares of common stock. We believe that it would be advantageous to the Company to make acquisitions using shares of stock rather than cash in order to preserve our cash resources for internal growth, including the hiring of new employees. Therefore, the Board of Directors would like to increase the authorized shares of common stock of the Company to 500,000,000 shares. This increase will allow the Company to have a sufficient number of shares available to pursue its acquisition strategy. If authorized, this increase in authorized shares will not affect or dilute any of our existing shareholders until shares are actually issued.

By increasing our authorized shares, the Company has merely increased the number of shares that it MAY issue in the future. We do not believe that we will require the entire number of shares set forth in the proxy statement to achieve our business objectives, however, we want to assure that our authorized capital is sufficient to implement our future acquisition and fund raising activities.

The vote of a majority of the voting shares represented at the Annual Meeting is required for the authorization of an amendment to our Articles of Incorporation to increase our authorized shares of common stock to 500,000,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

          ACQUISITION OF NEW TECHNOLOGY IN EXCHANGE FOR PREFERRED STOCK
                                  (PROPOSAL #4)

John D. McPhilimy, our Chairman, CEO, and President, and Bruce D. Sandig, our Senior Vice President and a Director, have independently developed certain technology which is different than, but complementary to, our Lenticular InterActive Print technology. The Board of Directors believes that this technology could be our first acquisition towards our goal of expanding the Company's business. The Board believes that this technology has a value exceeding $5,000,000. However, the Company will obtain an independent third party valuation on the technology from a professional valuation or appraisal firm. If that valuation reports that the technology has a value of at least $5,000,000, the Company would like to acquire the technology in exchange for $5,000,000 worth of its preferred stock. If that valuation reports that the technology has a value in excess of $5,000,000, Mr. McPhilimy and Mr. Sandig will make a capital contribution to the Company of any value in excess of $5,000,000.

If the valuation reports that the technology has a value of $5,000,000 or more, we will issue 50,000 shares of Series F Preferred Stock to Mr. McPhilimy and 50,000 shares of Series F Preferred Stock to Mr. Sandig in exchange for ownership of the technology. Each share of Series F Preferred Stock is convertible into 2,500 shares of Common Stock, has voting rights on an "as converted" basis, and has a liquidation preference over Common Stock before conversion. If approved, we will issue a total of 100,000 shares of Preferred Stock convertible into 250,000,000 shares of Common Stock. This amount is based upon a value of $5,000,000 for the technology at the current average trading price of our Common Stock of $0.02 per share. However, if this technology is acquired, we are asking for shareholder approval of a one for fifty reverese stock split (see Proposal #5) to reduce the number of shares of common stock to 5,000,000 if the Series F Preferred Stock is converted.

The technology is proprietary to the developers and confidential, but involves a new method for multi-color offset lithographic printing. If the Company acquires the technology, we plan to apply for a patent on this intellectual property.

The vote of a majority of the voting shares represented at the Annual Meeting is required for the acquisition of the new technology in exchange for preferred stock ONLY IF it is valued at $5,000,000 or more.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ACQUISITION OF THE NEW TECHNOLOGY IN EXCHANGE FOR PREFERRED STOCK IF THE TECHNOLOGY IS VALUED AT $5,000,000 OR MORE.

                               REVERSE STOCK SPLIT
                                  (PROPOSAL #5)

We currently have 100,000,000 shares of common stock authorized and 24,456,332 shares of common stock issued and outstanding. Additionally, 25,000,000 shares of the common stock are reserved for issuance to Swartz in the event we exercise any of our put options under the Swartz financing agreement. Another 13,084,061 shares of the common stock are reserved for issuance upon exercise of warrants and options and conversion of debt and preferred stock. Therefore, a total of 62,540,393 shares of common stock are issued and outstanding or reserved. Additionally, if we acquire the technology described in Proposal #4, we will issue preferred stock in exchange for the technology which is convertible into 250,000,000 shares of common stock. This amount is based upon a value of $5,000,000 for the technology at the current average trading price of our common stock of $0.02. This will result in a total of 312,540,393 shares of common stock issued and outstanding or reserved for issuance. The Board of Directors believe that it is in the best interests of the Company to decrease the number of shares in its public float IF the technology is acquired by performing a reverse stock split. The primary objective of the reverse stock split is to reduce the number of shares outstanding, especially the shares being issued for the acquisition of technology which is a large number due to the current low value of our stock.

Therefore, the Company is requesting your vote to implement a reverse stock split of one for fifty (the "Reverse Stock Split") of the Company's common stock only if the technology is acquired as described in proposal #4. If you vote to approve the Reverse Stock Split and the technology is not acquired for whatever reason, the Reverse Stock Split will not occur. If you vote to approve the Reverse Stock Split and the technology is acquired, the Reverse Stock Split will occur and will decrease the number of issued and outstanding and reserved shares of common stock from approximately 312,540,393 to 6,250,808. We must amend our Articles of Incorporation to effectuate the Reverse Stock Split. It is anticipated that the Reverse Stock Split will be implemented within thirty days of the Annual Meeting if our shareholders approve and the technology is acquired (the "Effective Date").

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH STOCKHOLDER SHOULD CAST HIS OR HER VOTE IN FAVOR OF THE ONE FOR FIFTY REVERSE STOCK SPLIT FOR THE FOLLOWING
REASONS:

1. Members of the board of directors have met with several investment banking firms. Without exception, each of these firms indicated that, if the Company acquires the technology in exchange for preferred stock convertible into 250,000,000 shares of common stock, the Company would need to conduct a reverse stock split in order to be seriously considered by the investment banking community. This indication was based upon not just the large number of shares which could potentially be outstanding (over 359 million), but also by the fact that established stock exchanges such as NASDAQ have certain minimum price requirements. The general belief was that the Company would never secure approval from any major exchange with such a large number of shares outstanding and a low stock price.

2. The board of directors believes that a lower number of shares, with an eventual higher stock price will achieve the following goals:

     a. Provide increased liquidity for our stockholders by increasing both the quantity and quality of broker-dealers participating in the market for our stock. This can only occur if we are able to provide an orderly market for our Company's stock, which accurately reflects what we believe will be the successful implementation of our business plan over the next year.

     b. Expand our opportunities to utilize our stock to fund (in part or in their entirety) strategic acquisitions to expand our revenue opportunities and achieve sustained profitability. Acquisition candidates will view our stock more favorably if the stock is supported by established investment banking concerns and/or trading on a national exchange.

     c. Increase the number of investment banking concerns that may show an interest in raising capital for the Company. While we believe that our relationship with Ascendiant Capital and our equity line of credit with Swartz will address our short-term capital needs, we believe that, upon deployment of all or a part of Swartz's investment, eventually we will need to solicit the support of an established underwriter or market maker to complete our proposed business plan.

In summary, we believe that acquisitions and additional capital raising are necessary in order to implement our ambitious business plan as described above. As a result, we believe that the eventual result of the reverse stock split will be improved value for all of our stockholders.

If approved and the technology is acquired, the Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates or other documentation representing securities are actually surrendered by each holder thereof for certificates or documentation representing the number of shares of common stock which each such security holder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates or other documents representing shares of common stock will be deemed to represent one-fiftieth the number of shares of common stock. Certificates or other documentation representing shares of common stock will be issued in due course as old certificates and documentation are tendered for exchange or transfer to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10007, Attention: Donna Ansbro (the "Exchange Agent" or "Transfer Agent"), telephone number: (718) 921-8261.

No fractional shares of common stock will be issued and, in lieu thereof, security holders holding a number of shares of common stock not evenly divisible by 50, and security holders holding fewer than 50 shares of common stock prior to the Effective Date, upon surrender of their old certificates or documentation, will receive shares of common stock rounded up to the next whole number.

The Company does not anticipate that, as a result of the Reverse Split, the number of holders of record or beneficial owners of any of our securities will change.

The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split.

On or around the Effective Date, the Company will provide a transmittal form (the "Transmittal Form") that each security holder of record on the Effective Date should use to transmit certificates or other documentation representing shares of common stock to the Exchange Agent for exchange or transfer. The Transmittal Form contains instructions for the surrender of certificates or other documentation to the Exchange Agent in exchange for certificates or other documentation representing the appropriate number of whole shares of common stock. No new certificates or documents will be issued to a security holder until such security holder has surrendered all certificates or other documentation together with a properly completed and executed Transmittal Form to the Exchange Agent.

Upon proper completion and execution of the Transmittal Form and its return to the Exchange Agent together with all of a security holder's certificates or other documentation and/or an Affidavit of Loss for any lost or destroyed certificates or documents, as applicable, that security holder will receive a new certificate or document representing the number of whole shares of common stock into which the shares of common stock are being converted as a result of the Reverse Split. Until surrendered to the Exchange Agent, certificates and other documents retained by security holders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of common stock to which such security holder is entitled as a result of the Reverse Split. Security holders should not send their certificates or documents to the Exchange Agent until after the Effective Date. Shares of common stock surrendered after the Effective Date will be replaced by certificates or other documents representing shares of common stock as soon as practicable after such surrender. No service charge will be payable by security holders in connection with the Reverse Split and all expenses of the exchange and issuance of new certificates and documents will be borne by the Company.

Certificates or other documents representing shares of common stock which contain a restrictive legend will be exchanged for certificates or other documents with the same restrictive legend. As applicable, the time period during which a security holder has held his or her securities will be included in the time period during which such security holder actually holds the securities received in exchange for the purposes of determining the term of the restrictive period applicable to the securities.

The receipt of securities in the Reverse Split should not result in any taxable gain or loss to security holders for federal income tax purposes. The tax basis of securities received as a result of the Reverse Split (when added to the basis for any fractional share interests to which a security holder is entitled) will be equal, in the aggregate, to the basis of the securities exchanged for new securities. The per share tax basis of the securities is based on the tax basis of the securities for which they are exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a security holder's disposition of securities subsequent to the Reverse Split, a security holder's holding period for the securities will be included in the holding period for the securities received as a result of the Reverse Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT ARE INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL SECURITY HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM, WHICH COULD RESULT FROM THE REVERSE SPLIT.

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment to our Articles of Incorporation required for the Reverse Split and the Reverse Split at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the voting shares then issued and outstanding.

The vote of a majority of the voting shares represented at the Annual Meeting is required to authorize the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH OF OUR STOCKHOLDERS CAST HIS OR HER VOTE IN FAVOR OF THE REVERSE STOCK SPLIT TO BE EFFECTED ONLY IF THE TECHNOLOGY DESCRIBED IN PROPOSAL #4 IS ACQUIRED.

                         RATIFICATION OF APPOINTMENT OF
                      INDEPENDENT AUDITORS FOR FISCAL 2002
                                  (PROPOSAL #6)

The Company has retained, subject to stockholder ratification, Kopple & Gottlieb, LLP as its independent public accountants for the fiscal year ending June 30, 2002. Kopple & Gottlieb, LLP has been the independent accountants for the Company for the past two years and has no financial interest, either direct or indirect, in the Company. If the stockholders do not ratify the appointment of Kopple & Gottlieb, LLP as the Company's independent public accountants, the Board of Directors will consider the selection of another accounting firm.

The vote of a majority of the voting shares represented at the Annual Meeting is required for the ratification of Kopple & Gottlieb, LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KOPPLE & GOTTLIEB LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2002 annual meeting of stockholders is expected to be held on or about February 17, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about January 17, 2003. Proposals of stockholders of the Company that are intended to be presented at the Company's 2002 annual meeting must be received by the Company no later than September 17, 2001, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons the Company believes that during it 2001 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

                                  OTHER MATTERS

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in the Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date, and mail your Proxy in the enclosed envelope as promptly as possible.

A copy of the Company's Annual Report on Form 10-KSB for the year ended June 30, 2001, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Proxy Statement. Additional copies of this Proxy Statement and/or the Annual Report may be obtained without charge upon written request to Lisa R. McPhilimy, Secretary, Dimensional Visions Incorporated, 2301 West Dunlap Avenue, Suite 207, Phoenix, AZ 85021, or on the Internet at www.sec.gov from the SEC's EDGAR database.

By Order of the Board of Directors,

John D. McPhilimy

Phoenix, Arizona
January 18, 2002

Dimensional Visions Incorporated
2301 West Dunlap Avenue, Suite 207
Phoenix, AZ  85021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 15, 2002

The undersigned hereby appoints John D. McPhilimy as the attorney and proxy of the undersigned to represent and vote all voting shares of Dimensional Visions Incorporated standing in the name of the undersigned at the close of business on January 8, 2002, at the Annual Meeting of Shareholders of Dimensional Visions Incorporated to be held on February 15, 2002 or at any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present on all matters coming before said meeting, as follows:

Please mark your votes as [X] indicated in this example.

PROPOSAL #1: ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED BELOW [ ]      WITHHOLD AUTHORITY [ ]
    (except as marked to the           to vote for all nominees
    contrary below)                    listed below

(To WITHHOLD authority to vote for any individual nominee, strike a line through the nominee's name below)

     [ ] John D. McPhilimy    [ ] Bruce D. Sandig      [ ] Lisa R. McPhilimy
     [ ] Susan Perlow         [ ] Molly A. Miles

PROPOSAL #2: TO AMEND OUR ARTICLES OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO DIMENSIONAL VISIONS INTERACTIVE CORPORATION

          FOR [ ]                AGAINST [ ]              ABSTAIN [ ]

PROPOSAL #3: TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000

          FOR [ ]                AGAINST [ ]              ABSTAIN [ ]

PROPOSAL #4: TO ACQUIRE NEW TECHNOLOGY IN EXCHANGE FOR THE ISSUANCE OF PREFERRED STOCK ONLY IF THE TECHNOLOGY IS VALUED AT $5,000,000 OR MORE

          FOR [ ]                AGAINST [ ]              ABSTAIN [ ]

PROPOSAL #5: TO EFFECT A ONE-FOR-FIFTY REVERSE STOCK SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK ONLY IF PROPOSAL #4 IS EFFECTED

          FOR [ ]                AGAINST [ ]              ABSTAIN [ ]

PROPOSAL #6: TO RATIFY THE APPOINTMENT OF KOPPLE & GOTTLIEB, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2002

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS #2, #3, #4, #5, AND #6, AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.

Dated:
      -------------------------------------

-------------------------------------------
(Signature)

-------------------------------------------
(Second Signature if stock is held jointly)

PLEASE DATE AND SIGN ABOVE EXACTLY AS YOUR NAME APPEARS ON THIS PROXY, INDICATING WHERE APPROPRIATE, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.